Exhibit 2.n (i)


                        CONSENT OF DELOITTE & TOUCHE LLP





The Board of Directors
Emigrant Securities Corp.




         We hereby consent to the filing of our opinion, dated August 17, 1999, as an exhibit to the Registration Statement on Form N-2 of Emigrant Securities Corp. and to all references to our firm under the headings "FAILURE TO QUALIFY AS A RIC" and "FEDERAL INCOME TAX CONSIDERATIONS" contained in such Registration Statement.



                                               Deloitte & Touche LLP

                                               /s/ Deloitte & Touche LLP





November 19, 1999
New York, New York